UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2023

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Credit Agreement

As previously disclosed by Wheels Up Experience Inc. (the “Company” or “Wheels Up”) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 21, 2023 (the “Initial Closing Form 8-K”), the Company entered into a Credit Agreement, dated as of September 20, 2023 (the “Original Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company as guarantors (the “Guarantors” and together with the Company, the “Loan Parties”), Delta Air Lines, Inc. (“Delta”), CK Wheels LLC (“CK Wheels”) and Cox Investment Holdings, Inc. (collectively with Delta and CK Wheels, the “Initial Lenders”), and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders and as collateral agent for the secured parties (the “Agent”), pursuant to which (i) the Initial Lenders provided a term loan facility (the “Initial Term Loan”) in the aggregate original principal amount of $350.0 million, the net proceeds of which were received by the Company on September 20, 2023 (the “Closing Date”), and (ii) Delta provided commitments for a revolving loan facility (the “Revolving Credit Facility” and collectively with the Initial Term Loan and Incremental Term Loan (as defined below), the “Credit Facility”) in the aggregate original principal amount of $100.0 million. Pursuant to the Original Credit Agreement, the Company, with the consent of Delta and CK Wheels, could request the establishment of new term loan commitments after September 20, 2023, subject to certain limitations and requirements.

On November 15, 2023 (the “Final Closing Date”), the Company entered into Amendment No. 1 to Credit Agreement (the “Credit Agreement Amendment” and together with the Original Credit Agreement, the “Credit Agreement”), by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, the Initial Lenders, each of Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP, Whitebox GT Fund, LP and Kore Fund Ltd (collectively, the “Incremental Term Lenders” and together with the Initial Lenders, the “Lenders”), and the Agent, pursuant to which, among other things, the Incremental Term Lenders joined the Credit Agreement and provided an additional term loan facility (the “Incremental Term Loan” and together with the Initial Term Loan, the “Term Loan”) in the aggregate original principal amount of $40.0 million, the net proceeds of which were received on the Final Closing Date. Upon the closing of the Incremental Term Loan, the Credit Facility consisted of (i) the Term Loan in the aggregate principal amount of $390.0 million and (ii) the Revolving Credit Facility in the aggregate original principal amount of $100.0 million.

The material terms of the Credit Agreement, including, but not limited to, the interest rate, maturity dates, covenants and events of default, and collateral provisions, were not changed by the Credit Agreement Amendment. The Credit Agreement Amendment included certain amendments to provide the Lenders the right to participate pro rata based on the ratio of such Lender’s Term Loan Commitments (as defined in the Amended Credit Agreement) to the then total Term Loan Commitments in any future debt financing, including any Permitted Refinancing Indebtedness (as defined in the Amended Credit Agreement) proposed by either Delta or CK Wheels. The Incremental Term Loan is secured by the same collateral and liens under, and on a pari passu basis with, the Initial Term Loan and Revolving Credit Facility. The Incremental Term Loan is guaranteed by the Company and the guarantors under the Credit Agreement.

Amendment No. 1 to Investment and Investor Rights Agreement & Related Joinders

As previously disclosed by the Company in the Initial Closing Form 8-K, the Company entered into an Investment and Investor Rights Agreement, dated as of September 20, 2023 (the “Original Investor Rights Agreement”), by and among the Company and the Initial Lenders, pursuant to which the Company: (i) on September 20, 2023, issued to the Initial Lenders 141,313,671 shares in the aggregate (the “Initial Shares”) of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), which represent approximately 80% of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis as of September 15, 2023 after giving effect to such issuance; and (ii) after the receipt of approval by the Company’s stockholders at a special meeting of the Company’s stockholders of an amendment to the Certificate of Incorporation (as defined in Item 5.03 of this Current Report on Form 8-K (this “Current Report”)), agreed to issue to the lenders then party to the Credit Agreement an additional 529,926,270 shares in the aggregate (the “Deferred Shares” and, together with the Initial Shares, the “Investor Shares”) of Common Stock, which together with the Initial Shares represent approximately 95% of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis as of September 15, 2023 after giving effect to such issuance (the “Deferred Issuance” and together with the Initial Issuance, the “Investor Issuances”). The Original Investor Rights Agreement provides that if any additional lender provides an incremental term loan after September 20, 2023 in accordance with the Credit Agreement and prior to issuance of the Deferred Shares, each such additional lender may join the Original Investor Rights Agreement and receive a number of shares in the Deferred Issuance such that after completion of the Deferred Issuance, such additional lender will have been issued a number of shares equal to its pro rata portion of the Investor Shares based on its participation in the Term Loan.

In connection with the transactions contemplated by the Credit Agreement Amendment, the Company entered into Amendment No. 1 to Investment and Investor Rights Agreement, dated as of the Final Closing Date (the “Investor Rights Agreement Amendment” and together with the Original Investor Rights Agreement, the “Amended Investor Rights Agreement”), with each Initial Lender, which contained, among others, the following amendments to the Original Investor Rights Agreement: (i) revisions to Section 2.08 and Schedule A to reflect the issuance of the Deferred Shares; (ii) revisions to the definition of “Permitted Transferee” (as defined in the Amended Investor Rights Agreement) to permit any new investor that is joined to the Amended Investor Rights Agreement to make certain transfers to related parties; (iii) added a new provision to provide the Lenders (or their applicable affiliates) the right to participate (subject to continued Common Stock ownership requirements) pro rata based on the ratio of such Lender’s Term Loan Commitments (as defined in the Amended Credit Agreement) to the then total Term Loan Commitments in any future issuance or sale of equity securities proposed by either Delta or CK Wheels, subject to certain customary exceptions; and (iv) revisions to Section 4.08 of the Original Investor Rights Agreement to reflect that (y) certain Incremental Term Lenders (collectively, the “Non-Citizen Investors”) that were joined to the Amended Investor Rights Agreement on the Final Closing Date that are not “citizens of the United States” (as defined in 49 USC § 40102(a)(15)(C)), may be afforded collective voting rights equal to 1% of all shares of Common Stock entitled to vote at a meeting of the Company’s stockholders and that for so long as such Non-Citizen Investors collectively hold such shares of Common Stock, the shares of Common Stock held by CK Wheels or any of its affiliates that is a Permitted Transferee (as defined in the Amended Investor Rights Agreement) in excess of 23.9% of all shares of Common stock entitled to vote at a meeting of the Company’s stockholders, will not have voting rights, and (z) upon transfers by certain Non-Citizen Investors, the voting rights of the Non-Citizen Investors will adjust upward ratably to a maximum of 24.9% of all shares of Common Stock entitled to vote at a meeting of the Company’s stockholders.

Substantially concurrently with entering into the Investor Rights Agreement Amendment on the Final Closing Date, the Company and Initial Lenders entered into joinders to the Amended Investor Rights Agreement (collectively, the “Investor Rights Agreement Joinders”) with each Incremental Term Lender (or its applicable affiliate), pursuant to which each Incremental Term Lender (or its applicable affiliate) joined the Amended Investor Rights Agreement and assumed the rights and obligations of an Additional Investor (as defined in the Amended Investor Rights Agreement) thereunder, including the right to receive a pro rata portion of the Investor Shares as set forth on Schedule A thereto. As disclosed under Item 3.02 of this Current Report, after entering into the Investor Rights Agreement Joinders and pursuant to the Amended Investor Rights Agreement, the Company issued the Deferred Shares to the Lenders on the Final Closing Date. The Deferred Shares were issued to the Lenders such that after such issuance, each Lender was issued a number of shares equal to its pro rata portion of the Investor Shares based on its participation in the total Term Loan Commitments (as defined in the Amended Credit Agreement).

Registration Rights Agreement Joinders

As previously disclosed by the Company in the Initial Closing Form 8-K, the Company entered into a Registration Rights Agreement, dated as of September 20, 2023 (the “Registration Rights Agreement”), with the Initial Lenders, pursuant to which, among other things, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the Investor Shares within 30 days after September 20, 2024. In connection with the transactions contemplated by the Investor Rights Agreement Amendment on the Final Closing Date, the Company entered joinders to the Registration Rights Agreement (collectively, the “Registration Rights Agreement Joinders”) with each Incremental Term Lender (or its applicable affiliate), pursuant to which each Incremental Term Lender joined the Registration Rights Agreement and assumed the rights and obligations of a Holder (as defined in the Registration Rights Agreement) thereunder. The Registration Rights Agreement Joinders did not contain any additional material terms.

The foregoing descriptions of the Credit Agreement Amendment, Investor Rights Agreement Amendment, Investor Rights Agreement Joinders and Registration Rights Agreement Joinders do not purport to be complete and are qualified in their entirety by reference to copies or the forms thereof, which are attached hereto as Exhibits 10.1 through 10.4, respectively, and incorporated by reference herein. A conformed copy of the Amended Credit Agreement is included as Exhibit A to the Credit Agreement Amendment attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 (Entry into a Material Definitive Agreement) of this Current Report under the heading “Credit Agreement Amendment” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on November 9, 2023. As disclosed under Item 5.07 of this Current Report, the Company’s stockholders approved the Increased Authorized Common Stock Amendment (as defined in Item 5.03 of this Current Report) at the Special Meeting. On the Final Closing Date, after the Company filed the A&R Certificate of Incorporation (as defined in Item 5.03 of this Current Report) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) as described in Item 5.03 of this Current Report, the Company issued the Deferred Shares to the Lenders. The Investor Shares were issued such that after the Investor Issuances, each Lender was issued a number of shares equal to its pro rata portion of the Investor Shares based on its participation in the total Term Loan Commitments (as defined in the Amended Credit Agreement). As of the close of the trading day on the Final Closing Date, after giving effect to the Investor Issuances, the Company had 696,770,484 shares of Common Stock issued and outstanding (excluding 275,707 shares of treasury stock).

The information set forth under Item 1.01 of this Current Report with respect to the Investor Rights Agreement Amendment and Investor Rights Agreement Joinders is incorporated by reference into this Item 3.02. The Initial Shares and Deferred Shares were issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company held the Special Meeting on November 9, 2023. At the Special Meeting, the Company’s stockholders voted on certain amendments to the Company’s Certificate of Incorporation, dated as of July 13, 2021 (the “Original Certificate of Incorporation”), as amended by the Certificate of Amendment to the Certificate of Incorporation of the Company, dated as of June 7, 2023 (together with the Original Certificate of Incorporation, the “Certificate of Incorporation”). As disclosed under Item 5.07 of this Current Report, the Company’s stockholders approved an amendment and restatement of the Certificate of Incorporation to: (i) increase the number of authorized shares of Common Stock available for issuance from 250,000,000 to 1,500,000,000 (the “Increased Authorized Common Stock Amendment”); (ii) permit the Company’s stockholders to take action by written consent without the calling of a meeting of the Company’s stockholders (the “Written Consent Amendment”); (iii) remove the requirement for a supermajority vote to alter, amend or repeal Article IV, Article V, Article VI, Article VII, Article VIII, Article XI or Article XII of the Certificate of Incorporation (the “Supermajority Vote Removal Amendment”); and (iv) replace the first three references to “Article XIII” with “Certificate of Incorporation” in Article XIII of the Certificate of Incorporation to clarify that if any provision or provisions of the Certificate of Incorporation shall be held to be invalid, illegal or unenforceable, the remaining provisions of the Certificate of Incorporation will not be affected or impaired thereby (the “Article XIII Amendment” and collectively with the Increased Authorized Common Stock Amendment, the Written Consent Amendment and the Supermajority Vote Removal Amendment, the “Certificate of Incorporation Amendments”).

On November 15, 2023, the Company filed an Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) with the Delaware Secretary of State to implement the Certificate of Incorporation Amendments, which became effective upon filing. In addition, on November 9, 2023, the Company’s Board of Directors (the “Board”) approved and adopted the Amended and Restated By-Laws of the Company, effective as of November 15, 2023 (the “A&R By-Laws”). Descriptions of the primary changes set forth in the A&R Certificate of Incorporation and A&R By-Laws are as follows:

A&R Certificate of Incorporation

•	Section 4.1 of the Certificate of Incorporation was amended to increase the number of authorized shares of Common Stock from 250,000,000 to 1,500,000,000, and remove provisions related to the reverse stock split that became effective on June 7, 2023;

•	Section 7.3 of the Certificate of Incorporation was amended to permit the Company’s stockholders to take action by written consent without the calling of a meeting of the Company’s stockholders;

•	Article XI of the Certificate of Incorporation was amended to remove the requirement of an affirmative vote of the holders of two-thirds (2/3) of the outstanding voting shares to amend, alter, modify or repeal Article IV, Article V, Article VI, Article VII, Article VIII, Article XI or Article XII of the A&R Certificate of Incorporation; and

•	Article XIII of the Certificate of Incorporation was amended to replace the first three references to “Article XIII” with “Certificate of Incorporation” in Article XIII of the Certificate of Incorporation to clarify that if any provision or provisions of the A&R Certificate of Incorporation shall be held to be invalid, illegal or unenforceable, the remaining provisions of the A&R Certificate of Incorporation will not be affected or impaired thereby.

A&R By-Laws

•	Section 2.4 of the Amended and Restated By-Laws, effective as of December 12, 2022 (the “Prior By-Laws”), was amended to clarify that certain shares of Common Stock not entitled to vote under applicable law or by contract are not counted for purposes of determining whether a quorum is present at any meeting of the Company’s stockholders or deemed outstanding for purposes of any vote of the Corporation’s stockholders;

•	Section 2.5 of the Prior By-Laws was amended to clarify that the list of the Company’s stockholders is required to be made available to any requesting stockholders for a period of 10 days ending on the day before the applicable stockholder meeting date;

•	Section 2.8 of the Prior By-Laws was amended to clarify that the Company may limit the number of questions or comments posed by any stockholder at a meeting of stockholders;

•	Section 2.9 of the Prior By-Laws was amended to reflect the Written Consent Amendment and certain other amendments intended to align with the applicable provisions of the Delaware General Corporation Law (“DGCL”);

•	Section 3.4 of the Prior By-Laws was amended to clarify that the Lenders are not required to follow the stockholder director nomination procedures set forth in the A&R By-Laws when appointing or nominating directors or director nominees pursuant to the Amended Investor Rights Agreement and that only the Board of Directors may use a white proxy card when soliciting proxies from the Company’s stockholders;

•	Section 3.8 of the Prior By-Laws was amended to clarify that the Company is not required to appoint a Lead Independent Director unless required by applicable law or the rules and regulations of any national securities exchange on which the Company’s securities are then listed;

•	Section 7.4 of the Prior By-Laws related to consideration and payment for shares of capital stock was deleted in its entirety, as the provision was superfluous to the default provisions found in Section 153 of the DGCL;

•	Section 8.3 of the Prior By-Laws was amended to clarify that any shares held by persons other than “citizens of the United States” (as defined in 49 USC § 40102(a)(15)(C)) in excess of the Permitted Percentage (as defined in the A&R By-Laws) will not be registered on the Foreign Stock Record (as defined in the A&R By-Laws);

•	Section 9.10 of the Prior By-Laws was amended to clarify that if any provision or provisions of the A&R By-Laws is held to be invalid, illegal or unenforceable, the remaining provisions of the A&R By-Laws will not be affected or impaired thereby and such provision will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable;

•	Section 10.3(b) of the Prior By-Laws was amended to modernize the methods by which the Company may provide notices to the Company’s stockholders, including certain clarifications related to delivering notices by electronic mail in accordance with the DGCL; and

•	Section 10.14 of the Prior By-Laws was amended to align more closely with the A&R Certificate of Incorporation, such that any by-laws of the Company adopted by the stockholders after the date of the A&R By-Laws will not invalidate any act of the Board that would have been valid if such By-Laws had not been adopted.

In addition to the amendments described above, the A&R Certificate of Incorporation and A&R By-Laws include certain immaterial changes to streamline and modernize the Certificate of Incorporation and Prior By-Laws. These immaterial changes do not substantively affect stockholder rights. The foregoing summaries of the A&R Certificate of Incorporation and A&R By-Laws do not purport to be complete and are qualified in their entirety by reference to the A&R Certificate of Incorporation and A&R By-Laws, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Special Meeting of the Company was held on November 9, 2023. Proxies for the Special Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). At the Special Meeting, the Company’s stockholders voted on four proposals that are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on October 18, 2023.

Present at the Special Meeting in person or by proxy were holders representing 115,277,614 shares of Common Stock, or approximately 86.9% of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, which constituted a quorum. A brief description and the final vote results for the four proposals voted on at the Special Meeting follows.

1.	To approve the Increased Authorized Common Stock Amendment:

Votes For	Votes Against	Abstentions
114,772,211	479,174	26,229

As a result, the Company’s stockholders approved the Increased Authorized Common Stock Amendment.

2.	To approve the Written Consent Amendment:

Votes For	Votes Against	Abstentions
113,588,016	1,677,691	11,907

As a result, the Company’s stockholders approved the Written Consent Amendment.

3.	To approve the Supermajority Vote Removal Amendment:

Votes For	Votes Against	Abstentions
113,630,040	1,631,521	16,053

As a result, the Company’s stockholders approved the Supermajority Vote Removal Amendment.

4.	To approve the Article XIII Amendment:

Votes For	Votes Against	Abstentions
114,962,636	278,622	36,356

As a result, the Company’s stockholders approved the Article XIII Amendment.

As described under Item 5.03 of this Current Report, each of the Certificate of Incorporation Amendments were implemented and became effective upon the filing of the A&R Certificate of Incorporation the Delaware Secretary of State on November 15, 2023.

Item 7.01	Regulation FD Disclosure.

On November 16, 2023, the Company issued a press release announcing the closing of the Incremental Term Loan and the related transactions. The full text of such press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in Item 7.01 of this Current Report and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of Wheels Up Experience Inc., filed on November 15, 2023
3.2*	Amended and Restated By-Laws of Wheels Up Experience Inc., effective as of November 15, 2023
10.1*	Amendment No. 1 to Credit Agreement, dated as of November 15, 2023, among Wheels Up Experience Inc., as Borrower, the subsidiaries of Wheels Up Experience Inc. party thereto, as guarantors, the lenders party thereto and U.S. Bank Trust Company, N.A., as administrative agent and collateral agent (with a conformed version of the Credit Agreement through and including Amendment No. 1 thereto provided in Exhibit A thereto)
10.2*	Amendment No. 1 to Investment and Investor Rights Agreement, dated as of November 15, 2023, by and between Wheels Up Experience Inc. and the entities listed on the signature pages thereto
10.3*	Form of Joinder to Investment and Investor Rights Agreement (Exhibit A to Amendment No. 1 to Investment and Investor Rights Agreement) (included in Exhibit 10.2 hereto)
10.4*	Form of Joinder to Registration Rights Agreement
99.1**	Press Release, dated November 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith
**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: November 16, 2023	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer